                                                                     EXHIBIT 4.1


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                           METRETEK TECHNOLOGIES, INC.

                            ------------------------

                          SECURITIES PURCHASE AGREEMENT

                            ------------------------


                                UP TO 6,000 UNITS

                         EACH CONSISTING OF ONE SHARE OF

                            SERIES B PREFERRED STOCK,

                           200 SHARES OF COMMON STOCK

                                       AND

               ONE WARRANT TO PURCHASE 100 SHARES OF COMMON STOCK

                                       OF

                           METRETEK TECHNOLOGIES, INC.



                          Dated as of December 9, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

1.       PURCHASE AND SALE OF THE SHARES..........................................................................1
         1.1.     Description of Securities.......................................................................1
         1.2.     Initial Purchase and Sale.......................................................................2
         1.3.     Second Purchase and Sale........................................................................2
         1.4.     Closing Expenses................................................................................2
         1.5.     Use of Proceeds.................................................................................2

2.       INITIAL CLOSING AND SECOND CLOSING.......................................................................3
         2.1.     Initial Closing.................................................................................3
         2.2.     Second Closing..................................................................................4

3.       CONDITIONS OF OBLIGATIONS OF THE PURCHASERS AT THE CLOSING...............................................4
         3.1.     Representations and Warranties..................................................................4
         3.2.     Authorization...................................................................................5
         3.3.     Certificate of Designations.....................................................................5
         3.4.     Registration Rights Agreement...................................................................5
         3.5.     Opinion of Counsel..............................................................................5
         3.6.     Special Stockholders Meeting; Nasdaq Approval...................................................5
         3.7.     All Proceedings Satisfactory....................................................................5
         3.8.     No Violation or Injunction......................................................................5
         3.9.     Delivery of Documents...........................................................................6
         3.10.    Absence of Certain Changes or Events............................................................6
         3.11.    Compliance With Securities Laws.................................................................6
         3.12.    Government and Third Party Permits, Consents, Etc...............................................7
         3.13.    Stockholder Rights Agreement....................................................................7
         3.14.    Payment of Out-of-Pocket Expenses...............................................................7

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................8
         4.1.     Organization and Existence......................................................................8
         4.2.     Power and Authority.............................................................................8
         4.3.     No Violation....................................................................................8
         4.4.     Licenses, etc...................................................................................9
         4.5.     Litigation......................................................................................9
         4.6.     Commission Filings.............................................................................10
         4.7.     Material Adverse Change........................................................................11
         4.8.     Limitation on Subsidiary Payment Restrictions..................................................11
         4.9.     Tax Returns and Payments.......................................................................11
         4.10.    Investment Company Act; Public Utility Holding Company Act; Divesture
                  Commerce Act...................................................................................12
         4.11.    Corporate Structure; Capitalization............................................................12


                                       (i)

                                                                                                               Page

         4.12.    Environmental Matters..........................................................................13
         4.13.    Properties and Assets..........................................................................13
         4.14.    No Default.....................................................................................14
         4.15.    Compliance With Law............................................................................14
         4.16.    Brokers' Fees..................................................................................14
         4.17.    Books and Records..............................................................................14
         4.18.    Outstanding Debt...............................................................................14
         4.19.    Other Relationships............................................................................14
         4.20.    Employee Programs..............................................................................15
         4.21.    Private Offerings..............................................................................17
         4.22.    Insurance......................................................................................17
         4.23.    Employment Practices...........................................................................17
         4.24.    Material Contracts and Obligations.............................................................18
         4.25.    Intellectual Property..........................................................................18
         4.26.    Accounts Receivable............................................................................20

5.       CONDITIONS OF OBLIGATIONS OF THE COMPANY AT THE CLOSING.................................................20
         5.1.     Representations and Warranties.................................................................20
         5.2.     Government and Third Party Permits, Consents, Etc..............................................20
         5.3.     Certificate of Designations....................................................................20
         5.4.     Special Stockholders Meeting; Nasdaq Approval..................................................20
         5.5.     No Violation or Injunction.....................................................................21

6.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................................21
         6.1.     Status.........................................................................................21
         6.2.     Power and Authority; Enforceability............................................................21
         6.3.     Securities Representations.....................................................................22
         6.4.     Margin Compliance..............................................................................22
         6.5.     Source of Funds................................................................................23
         6.6.     Brokers' Fees..................................................................................23
         6.7.     Post-Reset Standstill..........................................................................23

7.       COVENANTS OF THE COMPANY................................................................................23
         7.1.     Special Stockholders Meeting...................................................................23
         7.2.     General Covenants of the Company...............................................................24
         7.3.     Compliance Certificate.........................................................................26
         7.4.     Restrictions on Action by the Company..........................................................27
         7.5.     Board of Directors.............................................................................28
         7.6.     Exchange at Second Closing.....................................................................28

8.       RESTRICTIONS ON TRANSFER................................................................................28
         8.1.     Restrictive Legends............................................................................28
         8.2.     Removal of Legends.............................................................................29


                                      (ii)

                                                                                                               Page

         8.3.     Transfer Information...........................................................................29

9.       DEFINITIONS.............................................................................................29

10.      INDEMNIFICATION.........................................................................................33
         10.1.    Indemnification; Expenses, Etc.................................................................33
         10.2.    Survival of Representations and Warranties.....................................................35

11.      MISCELLANEOUS...........................................................................................35
         11.1.    Notices, Etc...................................................................................35
         11.2.    Severability...................................................................................36
         11.3.    Amendment and Waiver...........................................................................37
         11.4.    Successors and Assigns.........................................................................37
         11.5.    Descriptive Headings...........................................................................37
         11.6.    Governing Law..................................................................................37
         11.7.    Service of Process.............................................................................37
         11.8.    Counterparts...................................................................................38
         11.9.    Disclosure to Other Persons....................................................................38
         11.10.   Waiver of Jury Trial...........................................................................38


                                      (iii)

                                    SCHEDULES

Schedule 1.2               Initial Purchase
Schedule 1.3               Second Purchase
Schedule 1.5               Use of Proceeds
Schedule 3.10              Absence of Certain Changes
Schedule 4.1               Subsidiaries; Qualifications
Schedule 4.6               Commission Reports
Schedule 4.7               Material Adverse Change
Schedule 4.8               Subsidiary Payment Restrictions
Schedule 4.9               Tax Matters
Schedule 4.11              Capitalization
Schedule 4.12              Environmental Matters
Schedule 4.13              Properties and Assets
Schedule 4.16              Finder's Fees
Schedule 4.18              Outstanding Debt
Schedule 4.19              Other Relationships
Schedule 4.20              Employee Programs
Schedule 4.22              Insurance
Schedule 4.24              Material Contracts
Schedule 4.25              Intellectual Property
Schedule 4.26              Accounts Receivable
Schedule 7.1(b)            Stockholders Meeting Matters
Schedule 7.4               Subsidiary Security Issuances
Schedule L                 Liens


                                      (iv)

                                    EXHIBITS

EXHIBIT A                  Certificate of Designations
EXHIBIT B                  Registration Rights Agreement
EXHIBIT C                  Opinion of Kegler, Brown, Hill & Ritter Co., LPA.
EXHIBIT D                  Indemnification Agreement
EXHIBIT E                  Amendment to Rights Agreement
EXHIBIT F                  Joinder Agreement


                                       (v)

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "AGREEMENT") dated as of December 9, 1999 by and among METRETEK TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), and each of the purchasers listed on the signature pages hereto (each, a "PURCHASER," and collectively, the "PURCHASERS"). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 9 hereof; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a "section," a "subsection," a "paragraph" or a "clause" are, unless otherwise specified, to a section, a subsection, a paragraph or a clause, respectively, of this Agreement.

                                   WITNESSETH

     WHEREAS, the Company wishes to sell up to 6,000 investment units ("UNITS") each consisting of (i) one share of its "Series B Preferred Stock" par value $.01 per share (the "CONVERTIBLE PREFERRED STOCK"), (ii) 200 shares of its common stock, par value $.01 per share ("COMMON STOCK"), and (iii) warrants to purchase 100 shares of Common Stock ("WARRANTS"), in each case, in the amounts and on the terms and conditions set forth herein;

     WHEREAS, the Company has duly authorized the issuance of up to 6,000 shares of Convertible Preferred Stock, the issuance of up to 1,200,000 shares of Common Stock, the issuance of Warrants to purchase up to 600,000 shares of Common Stock, and the execution and delivery of this Agreement, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Purchasers are willing to purchase and the Company is willing to sell the aggregate number of shares of Convertible Preferred Stock and Common Stock and Warrants set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   PURCHASE AND SALE OF THE SHARES.

     1.1. DESCRIPTION OF SECURITIES. For purposes of this Agreement, the shares of Convertible Preferred Stock to be acquired by the Purchasers from the Company hereunder are referred to as the "CONVERTIBLE PREFERRED SHARES," the shares of Common Stock to be acquired by the Purchasers from the Company hereunder are referred to as the "INITIAL COMMON SHARES," the shares of Common Stock issuable upon conversion of the Convertible Preferred Shares and exercise of the Warrants are referred to as the "CONVERSION SHARES," and the Convertible Preferred Shares, the Initial Common Shares, the Warrants and the Conversion Shares are sometimes referred to herein as the "SECURITIES."

     1.2. INITIAL PURCHASE AND SALE. Upon the terms and subject to the conditions set forth herein, and in reliance on the representations and warranties set forth in Section 4 hereof, each Purchaser shall severally purchase from the Company, and the Company shall issue and sell to each of the Purchasers, at the Initial Closing (as defined in Section 2.1), the number of Units set forth opposite the name of such Purchaser in SCHEDULE 1.2 at a purchase price of $2,000 per Investment Unit for an aggregate purchase price in the amount set forth opposite the name of such Purchaser in SCHEDULE 1.2, and the Company shall without further action grant the Purchasers the rights set forth herein. All Units sold hereunder shall be immediately detachable into their component Securities. All payments under this Agreement shall be made by wire transfer of immediately available funds to an account designated by the Company.

     1.3. SECOND PURCHASE AND SALE. Upon the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in Sections 4 and 5, on the fifth business day after the Special Stockholders' Meeting (as defined on Section 7.1(b)) or such other place and on such date as agreed upon by the parties hereto, each Purchaser shall severally purchase from the Company, and the Company shall issue and sell to each of the Purchasers, at the Second Closing (as defined in Section 2.2), the number of Units set forth opposite the name of such Purchaser in SCHEDULE 1.3 (which Schedule will be completed after the date of this Agreement pursuant to the joinder agreement attached hereto as EXHIBIT F) at a purchase price of $2,000 per Unit for an aggregate purchase price in the amount set forth opposite the name of such Purchaser in SCHEDULE 1.3. Such Units are referred to herein as the "Additional Units."

     1.4. CLOSING EXPENSES. The Company agrees to pay, prior to or on the Initial Closing and Second Closing, as applicable, to the Purchasers an amount equal to all reasonable documented fees, expenses and disbursements of the Purchasers and the Purchasers' Special Counsel reflected in statements of the Purchasers and such counsel rendered prior to or on the date of such Closing; PROVIDED, HOWEVER, that such statements provided prior to or on the such date may be a good faith estimate of such expenses and the Purchasers and Purchasers' Special Counsel reserve the right to balance such statements within thirty (30) days following such date.

     1.5. USE OF PROCEEDS. The proceeds from the issuance of the Units at the Initial Closing and Second Closing shall be used by the Company in accordance with SCHEDULE 1.5.

     1.6. NASDAQ LIMITATION.

          (a) Notwithstanding any provision to the contrary in this Agreement, the Certificate of Designations for the Convertible Preferred Stock or in the Warrants, in no event shall (i) Purchasers be entitled to convert any shares of Convertible Preferred Stock into shares of Common Stock, or to purchase any shares of Common Stock upon the exercise of any Warrants, to the extent that, after such conversion or exercise, the sum of (A) the number of shares of Common Stock issued by the Company in connection with the transactions contemplated by this Agreement, and (B) the number of shares of Common Stock issuable upon the conversion of the shares of Convertible Preferred Stock or upon the exercise of the

Warrants with respect to which the determination of this provision is being made, would equal or exceed 696,809 shares of Common Stock, such amount being equal to 20.0% of the shares of Common Stock of the Company outstanding on the date prior to the date of this Agreement, unless and until the stockholders of the Company authorize and approve the Stockholder Meeting Matter at the Special Stockholders' Meeting.

          (b) If at any time the Purchasers are prohibited from converting Convertible Preferred Stock or exercising Warrants by the provisions of Section 1.6(a), then (i) the Company shall use its best efforts to obtain all approvals (including without limitation stockholder approvals) that may be necessary to remove such prohibition and (ii) the Purchasers shall have the right, but not the obligation, at any time and from time to time as long as the prohibition of
Section 1.6(a) is in effect, to sell to the Company, and the Company shall be obligated to purchase upon receiving written notice thereof from the Purchasers (the "Put Notice"), the Purchasers' pro rata share of any or all shares of Convertible Preferred Stock and Warrants that the Purchasers may not then convert or exercise by reason of Section 1.6(a) (a "Put").

          The closing of a Put shall take place by mail within five (5) business days after receipt by the Company of the related Put Notice. At the closing of a Put, the Purchasers shall deliver (1) a certificate or certificates representing at least that number of shares of Convertible Preferred Stock to be purchased by the Company and (2) certificates representing at least that number of Warrants to be purchased by the Company, and the Company shall deliver to the Purchasers
(i) by wire transfer of immediately available funds to an account or accounts designated in writing by the Purchasers, the Put Purchase Price and (ii) certificates and Warrants representing the balance of the shares of Convertible Preferred Stock and Warrants not purchased hereunder but delivered pursuant to subclause (1) immediately above.

          The "Put Purchase Price" shall be equal to the sum of (1) the number of shares of Convertible Preferred Stock being purchased by the Company multiplied by the Convertible Preferred Stock Put Price, plus (2) the number of Warrants being purchased by the Company multiplied by the Warrant Put Price. The "Convertible Preferred Stock Put Price" shall be equal to the greater of (A) the Convertible Liquidation Preference Amount (as defined in Section A.4(a) of the Certificate of Designations) and (B) the product of (x) the number of shares into which one share of Convertible Preferred Stock may be converted (assuming the prohibition of Section 1.6(a) is not in effect) times (y) the Current Market Price (as defined in the Warrants). The "Warrant Put Price" shall be equal to the Current Market Price (as defined in the Warrants) minus the Exercise Price (as defined in the Warrants) then in effect.

          (c) If at any time the Company is prohibited by the terms of any agreement with its senior lender from purchasing shares of Convertible Preferred Stock or Warrant under Section 1.6(b), then from and after the date of the applicable Put Notice, the Company shall pay to the Purchasers exercising the Put Notice, compounding on a quarterly basis (pro-rated for the first quarter) on each March 31, June 30, September 30 and December 31, an amount equal to the Rate (as defined below) times the applicable Put Purchase Price (calculated as if the purchase were not prohibited). The "Rate" shall initially be one percent (1%) and shall increase at the beginning of each quarter by a further one percent (1%) up to the maximum amount permitted by law until the securities covered in the Put Notice have been duly redeemed, converted or exercised.

2.   INITIAL CLOSING AND SECOND CLOSING.

     2.1. INITIAL CLOSING. The closing of the purchase and sale of the Units pursuant to Section 1.2 hereof and the other transactions contemplated hereby (the "INITIAL CLOSING") shall take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts on the date hereof, or such other place and on such date as agreed upon by the parties hereto (such date on which the Closing shall have actually occurred, the "INITIAL CLOSING DATE"). At or before the Initial Closing, the Company will take all steps necessary to have the Certificate of Designations attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS") duly approved by its Board of Directors and, if necessary, its stockholders, and duly filed with the Secretary of State of the State of Delaware. At the Initial Closing, the Company will deliver or cause to be delivered to each of the Purchasers, a single share certificate representing that number of shares of Convertible Preferred Stock specified opposite such Purchaser's name on SCHEDULE 1.2, a single share certificate representing that number of shares of Common Stock specified opposite such Purchaser's name on
SCHEDULE 1.2, and a warrant certificate or certificates exercisable for the aggregate number of shares of Common Stock specified opposite such Purchaser's name on SCHEDULE 1.2 in such denominations as such Purchaser may specify, each dated the Initial Closing Date and registered in such Purchaser's name or its nominee as directed by the Purchaser, against payment in full of the purchase price therefor in the amount specified in Section 1.2 hereof.

     2.2. SECOND CLOSING. The closing of the purchase and sale of the Additional Units pursuant to Section 1.3 hereof (the "SECOND CLOSING") shall take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts on the fifth business day after the Special Stockholders' Meeting (as defined in Section 7.1(b), or such other place and on such date as agreed upon by the parties hereto (the "SECOND CLOSING DATE"). At the Second Closing, the Company will deliver or cause to be delivered to each of the Purchasers, a single share certificate representing that number of shares of Convertible Preferred Stock specified opposite such Purchaser's name on SCHEDULE 1.3, a single share certificate representing that number of shares of Common Stock specified opposite such Purchaser's name on SCHEDULE 1.3, and a warrant certificate or certificates exercisable for the aggregate number of shares of Common Stock specified opposite such Purchaser's name on SCHEDULE 1.3 in such denominations as such Purchaser may specify, each dated the Second Closing Date and registered in such Purchaser's name or its nominee as directed by such Purchaser, against payment of the purchase price therefor in the amount specified in Section 1.3 hereof.

3.   CONDITIONS OF OBLIGATIONS OF THE PURCHASERS AT THE CLOSING.

     The Purchasers' obligation to purchase and pay for the Units at the Initial Closing and the Second Closing, as applicable (in either case, referred to hereinafter as the "Closing") shall be subject to compliance by the Company with its agreements and covenants herein contained required to be performed prior to or concurrent with the applicable Closing and to the fulfillment, to the Purchasers' satisfaction, on or before and at the Initial Closing Date or the Second Closing Date, as applicable (in either case, referred to hereinafter as the "Closing Date") of the following conditions, provided that any or all of the following conditions may be waived with respect to a particular Closing, in whole or in part, by the Purchasers in their sole and absolute discretion:

     3.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company made in Section 4 hereof shall have been true and correct when made and on and as of the Closing Date (except to the extent any of the representations and warranties specifically apply or relate to a prior date, in which case such representations and warranties shall have been true and correct as of such prior date).

     3.2. AUTHORIZATION. The Board of Directors and, to the extent required by law, the rules of the Nasdaq Stock Market Inc.'s National Market ("NASDAQ") or the terms of the Company's Charter Documents, the stockholders of the Company shall have duly adopted resolutions in form reasonably satisfactory to the Purchasers authorizing, and shall have taken all action necessary for the purpose of, consummating the transactions contemplated hereby and in the Other Transaction Documents in accordance with the terms hereof and thereof, respectively.

     3.3. CERTIFICATE OF DESIGNATIONS. The Board of Directors and, if necessary, the stockholders of the Company shall have duly adopted the Certificate of Designations and the Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware.

     3.4. REGISTRATION RIGHTS AGREEMENT. The Company and the Purchasers shall have duly entered into the Registration Rights Agreement substantially in the form of Exhibit B, the Purchasers shall have received fully-executed counterparts of the Registration Rights Agreement, and such agreement shall be in full force and effect.

     3.5. OPINION OF COUNSEL. The Purchasers shall have received from counsel for the Company, Kegler, Brown, Hill & Ritter Co., L.P.A., dated the Closing Date, an opinion in the form attached hereto as EXHIBIT C.

     3.6. SPECIAL STOCKHOLDERS MEETING; NASDAQ APPROVAL. On or prior to the Second Closing Date, the Company's stockholders shall have duly approved by the requisite vote under applicable Nasdaq rules the Stockholder Meeting Matter (as defined in Section 7.1(b)) at the Special Stockholders Meeting.

     3.7. ALL PROCEEDINGS SATISFACTORY. All corporate, organizational and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement and the Other Transaction Documents, and all documents and evidences incident hereto and thereto, shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received copies thereof and other materials as they may reasonably request in connection therewith.

     3.8. NO VIOLATION OR INJUNCTION. The consummation of the transactions contemplated by this Agreement and the Other Transaction Documents shall not be in violation of any law or regulation and shall not be subject to any injunction, stay or restraining order that has not been reversed or overturned.

     3.9. DELIVERY OF DOCUMENTS. The Company shall have executed and delivered to the Purchasers (or shall have caused to be executed and delivered to the Purchasers by the appropriate Persons) the following:

          (a)  Certificate(s) for the Convertible Preferred Shares;

          (b)  Certificate(s) for the Initial Common Shares;

          (c)  Warrants executed by the Company;

          (d) a certificate of the Secretary of the Company setting forth (i) copies of the resolutions referred to in Section 3.2 hereof and confirming that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the Closing Date, (ii) a copy of the Company's Certificate of Incorporation (certified by the Secretary of State of the State of Delaware as of a recent date) and By-laws, each as in effect on and immediately following the Closing Date, and (iii) such other matters as the Purchasers may reasonably request;

          (e) a certificate as to the matters described in Section 3.1 hereof executed by the President, the Chief Financial Officer or any Vice President of the Company;

          (f) a copy of a certificate issued by the Secretary of State of the State of Delaware certifying that the Company is in good standing as of a date reasonably close to the Closing Date; and

          (g) a copy of a certificate issued by the appropriate Secretary of State of the state of organization of each Subsidiary certifying that, to the extent applicable, each such Subsidiary is in good standing in such state.

     3.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1999, except as set forth on SCHEDULE 3.10, the Company shall have conducted its business only in the ordinary course and there shall not have been any event, act or condition which has had, or can reasonably be expected to have, a Material Adverse Effect. As a condition to the Second Closing, (i) market conditions at the time of the Second Closing shall not be such that, in the reasonable judgment of the Purchasers, the purchase and sale of the Additional Units on the terms set forth in this Agreement does not reflect appropriate market terms and (ii) the Company shall have sold at the Second Closing a number of Units equal to 6,000 minus the number of Units sold at the Initial Closing.

     3.11. COMPLIANCE WITH SECURITIES LAWS. The offering, issuance and sale of the Convertible Preferred Shares, the Initial Common Shares and the Warrants under this Agreement shall have complied with (or be exempt from) all applicable requirements of the U.S. Federal securities laws and any applicable state securities or Blue Sky laws.

     3.12. GOVERNMENT AND THIRD PARTY PERMITS, CONSENTS, ETC. The Company shall have duly applied for and obtained all material approvals from each Government Authority, or pursuant to any material agreement to which the Company is a party or to which it or any of its material assets is subject, which are required to be applied for and obtained by the Company in connection with this Agreement, the Other Transaction Documents or any other agreements and documents contemplated hereby or thereby and in connection herewith or therewith; and such approvals shall remain in effect upon consummation of the transactions contemplated by this Agreement and the Other Transaction Documents, and all applicable waiting periods, including, without limitation, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if required, with respect to such contemplated transactions, shall have expired without any action being taken by any competent Government Authority and no law or regulation shall be applicable which restrains or prevents, or imposes adverse conditions upon, such contemplated transactions.

     3.13. STOCKHOLDER RIGHTS AGREEMENT. The Rights Agreement dated December 2, 1991 (the "Rights Agreement"), between Marcum Natural Gas Services, Inc. and American Securities Transfer, Inc. (the "Rights Agent") is in full force and effect and shall not be modified, amended or supplemented without the consent of the Purchasers, except as provided below. The Board of Directors of the Company has taken all necessary action under the Rights Agreement such that neither the Purchasers nor any of their respective Affiliates or Associates (as such terms are defined in the Rights Agreement) will become an "Acquiring Person" under the Rights Agreement, no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur under the Rights Agreement, and no holder of any Rights (as such term is defined in the Rights Agreement) issued pursuant to the Rights Agreement will be entitled to receive any benefits under the Rights Agreement, in each case as a result of the approval, execution or delivery of, or performance by the parties under, this Agreement or the consummation of the transactions contemplated by this Agreement, including without limitation, the issuance of the Securities or conversion or exercise of any Securities. From and after the date of this Agreement, the Company shall not take any action that would cause anything in the preceding sentence to no longer be true. At the Closing, the Company and the Rights Agent shall enter into an amendment to the Rights Agreement in the form set forth in Exhibit E attached hereto, which provides, among other things, that the Purchasers' ownership of the Securities will not cause either of the Purchasers or any of their respective Affiliates or Associates to become an

"Acquiring Person" under the Rights Agreement, and that no "Shares Acquisition Date" or "Distribution Date" will occur under the Rights Agreement as a result of the Purchasers' ownership of the Securities.

     3.14. PAYMENT OF OUT-OF-POCKET EXPENSES. The Company shall have paid contemporaneously with the Closing, the reasonable, documented, out-of-pocket fees and expenses actually incurred by the Purchasers in connection with the transactions and other matters contemplated by this Agreement and the Other Transaction Documents (including without limitation the reasonable, documented fees, expenses and disbursements of Purchasers' Special Counsel, accountants and other advisors and professional consultants and all costs relating to any required filings under the HSR Act).

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     In order to induce the Purchasers to enter into this Agreement and the Other Transaction Documents and to purchase the Units, the Company represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date (except to the extent any of the following representations or warranties specifically apply or relate to a prior date, in which event the Company represents and warrants as of such prior date), as follows:

     4.1. ORGANIZATION AND EXISTENCE. Each of the Company and its Subsidiaries
(i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite corporate power and authority to own its material properties and assets and to transact the business in which it is engaged or presently proposes to engage and
(iii) has duly qualified, registered, is licensed and authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, registered, licensed and/or authorized, except where the failure to be so qualified, registered, licensed or authorized would not have a Material Adverse Effect. The Company has heretofore delivered to the Purchasers complete and correct copies of the Certificate of Incorporation and By-Laws of the Company and all Subsidiaries, each as amended to date and as presently in effect (collectively, with respect to any such Person, "CHARTER DOCUMENTS"). A list of all Subsidiaries of the Company and all jurisdictions in which the Company or any Subsidiary is qualified, registered or licensed to do business is disclosed in SCHEDULE 4.1.

     4.2. POWER AND AUTHORITY; ENFORCEABILITY. The execution, delivery and performance by the Company of its obligations under the Transaction Documents and the issuance and sale to the Purchasers of the Convertible Preferred Shares, the Initial Common Shares and the Warrants pursuant to this Agreement and the authorization, issuance and delivery by the Company of the Conversion Shares are within the Company's corporate power and have been duly authorized by all necessary corporate action on the part of the Company. The Company has, or on the Closing Date will have, duly executed and delivered each Transaction Document and each Transaction Document constitutes, or will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect affecting creditor's rights generally and to general equitable principles.

     4.3. NO VIOLATION. Neither the execution, delivery or performance by the Company of its obligations under the Transaction Documents nor compliance by it with the terms and provisions thereof nor the consummation of the transactions contemplated thereunder, (i) contravene or violate the Charter Documents of the Company or any Subsidiary, (ii) require any authorization, approval, qualification or formal exemption from, or other action by or in respect of, or filing of a declaration or registration with, any court, Government Authority, agency or official or other Person (except for (A) such as have been obtained or will be obtained at the Special Stockholders Meeting prior to consummation of any sale or issuance requiring such authorization, (B) such as may be required under the Securities Act or state securities or Blue Sky laws, (C) such as may be required for the redemption of the Convertible Preferred Shares under the Loan and Security Agreement, dated as of April 14, 1998, as amended, among National Bank of Canada, the Company and certain of its subsidiaries or (D) such as would not have a Material Adverse Effect); (iii) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or Government Authority or (iv) will conflict or be inconsistent with or result in any breach of, or require the consent of any Person under, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Company or any Subsidiary is a party or by which it or any of its material property or assets is bound or to which it may be subject, except in the case of clause (iv) for such conflicts, inconsistencies, breaches, defaults, events of default or Liens which would not have a Material Adverse Effect.

     4.4. LICENSES, ETC. Each of the Company and its Subsidiaries have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, and made all filings, which are necessary for the operation of their respective businesses as presently conducted (individually, a "LICENSE" and collectively, "LICENSES"), except where such failure to do so would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, each License is valid and current and the Company and its Subsidiaries are in compliance with the terms thereof, with to the Company's knowledge, no conflict with the valid rights of others. Except as would not have a Material Adverse Effect, (i) no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any License and (ii) the Company and its Subsidiaries have filed all applications currently necessary for renewal or extension of the Licenses and all such applications have been granted without conditions. To the Company's knowledge, there exists no fact that would result in the denial of an application or renewal, or the revocation, modification, nonrenewal or suspension of any of the Licenses.

     4.5. LITIGATION. Except as set forth in SCHEDULE 4.5, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge after due inquiry, threatened against or affecting the Company or any Subsidiary, any of their Properties, or any director or executive officer of the Company or any Subsidiary in their capacity as such, before or by any court or arbitrator or any Government Authority within the United States which (individually or in the aggregate) (i) will result in an impairment or loss of the Company's or any Subsidiary title to any material Property or diminish the value thereof or impede the operation of any such material Property, (ii) has resulted in or has impaired or will impair the ability of the Company or any Subsidiary's to perform in all material respects any obligation which the Company or any Subsidiary has or will have under any Transaction Document to which the Company or any Subsidiary is a party, or (iii) otherwise could have a Material Adverse Effect. Neither the Company nor any Subsidiary has violated or is in default under (except as set forth in SCHEDULE 4.5) and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter Documents, or, except as would not have a Material Adverse Effect, of any term of any agreement, instrument, judgment, decree, order, statute, exemption, injunction, law or other Government regulation, rule or ordinance applicable to the Company or any Subsidiary or to which the Company or any Subsidiary is bound, or to any Properties of the Company or any Subsidiary.

     4.6. COMMISSION FILINGS.

          (a) The Company has heretofore delivered to the Purchasers true and complete copies of its (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, (ii) Quarterly Report on Form 10-QSB for each of the fiscal quarters ended March 31, and June 30, 1999 and September 30, 1999, (iii) Proxy Statement for the annual meeting of stockholders held on June 7, 1999, and
(iv) all other reports or registration statements filed by the Company with the Securities and Exchange Commission (the "COMMISSION") since January 1, 1999, in each case as filed with the Commission.

          (b) Except as set forth in SCHEDULE 4.6, the Company has filed all required forms, reports and documents with the Commission since February 13, 1992 (collectively, the "COMMISSION REPORTS"), all of which were prepared in accordance with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, in all material respects. Except to the extent, if any, as may have been appropriately disclosed in a Commission Report filed subsequent thereto and prior to the date hereof as of their respective dates, the Commission Reports did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied as to form and substance in all material respects with all applicable requirements of law.

          (c) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Commission Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and each fairly presents in accordance with the consolidated financial position of the Company and its Subsidiaries as at the date thereof and the consolidated results of their operations and changes in cash flow for the periods indicated [in all material respects,] except as may be indicated in the consolidated financial statements contained in a Commission Report filed subsequent thereto and prior to the date hereof, and except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (d) Except as set forth in the Commission Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a consolidated balance sheet of the Company and its subsidiaries, or in the notes thereto, prepared in accordance with GAAP, except for liabilities or obligations (a) incurred in the ordinary course of business since September 30, 1999, or (b) any liability or obligation existing at September 30, 1999 which, individually or in the aggregate, is not material to the Company and its Subsidiaries taken as a whole as of such date.

     4.7. MATERIAL ADVERSE CHANGE. Except as set forth in the Commission Reports or in SCHEDULE 4.7, since September 30, 1999, there has been (a) to the best knowledge of the Company, no event, act or condition which has had, or could reasonably be expected to have, a Material Adverse Effect, (b) no obligation or liability (contingent or other) incurred by the Company or any of its Subsidiaries, other than obligations and liabilities incurred in the ordinary course of business, and no Lien placed on any of the properties of the Company which remains in existence on the date hereof, other than Permitted Liens, (c) no acquisition or disposition of any material assets by the Company or any Subsidiary (or any contract or arrangement therefor), or any other material transaction, otherwise than for fair value in the ordinary course of business and (d) no declaration or payment of any dividends or other distributions upon the Capital Stock of the Company or redemption, retirement, repurchase or other acquisition by the Company or any Subsidiary of any of the Company's Capital Stock.

     4.8. LIMITATION ON SUBSIDIARY PAYMENT RESTRICTIONS. Except as set forth on
SCHEDULE 4.8, neither the Company nor any of its Subsidiaries is subject to any consensual restriction on the ability of any Subsidiary (a) to pay dividends or make any other distributions on such Subsidiary's Capital Stock to, or pay any indebtedness owing to, or repurchase or redeem any of such Subsidiary's Capital Stock from, the Company or any other Subsidiary of the Company, (b) to make any loans or advances to the Company or any other Subsidiary of the Company, or (c) to transfer any of its Property or assets to the Company or any other Subsidiary.

     4.9. TAX RETURNS AND PAYMENTS. The Company, its Subsidiaries, and any predecessors to the Company or any Subsidiary, have filed or obtained extensions of all Tax Returns heretofore required by law to be filed by any of them and all such Tax Returns were correct and complete in all material respects. All Taxes for which the Company or any

Subsidiary is liable have been paid in full or are adequately provided for in accordance with GAAP on the financial statements of the applicable Person, except to the extent such failure would not have a Material Adverse Effect. All amounts required by law to be withheld, collected or provided for by the Company or any Subsidiary, including deposits with respect to Taxes constituting employees' income withholding taxes, have been duly withheld, collected or provided for and have been paid over to the proper federal, provincial, state, municipal or local authority, to the extent due and payable, or are held by the applicable Person for such payment. No Liens arising from or in connection with Taxes have been filed and are currently in effect against the Company or any Subsidiary, except for Liens for Taxes which are not yet due or which are being contested in good faith and as to which reserves have been set aside on the books of the Company or such Subsidiary, as applicable, to the extent required by GAAP. The Company and its Subsidiaries, including any predecessors thereto, have not executed or filed with any taxing authority any agreement or document extending, or having the effect of extending, the period for assessment or collection of any Taxes. The federal income Tax Returns of the Company and its Subsidiaries, and any predecessors thereto, have been examined by the IRS, or the statute of limitations with respect to federal income Taxes has expired, for all tax years to and including the fiscal year ended December 31, 1998 and any deficiencies have been paid in full or appropriate action or appropriate reserves therefor in accordance with GAAP have been established on the Company's or such Subsidiary's books. Except as set forth in SCHEDULE 4.9, neither the Company nor any Subsidiary is a party to any tax sharing agreement or arrangement. Except as set forth in SCHEDULE 4.9, no audits or investigations are pending or, to the Company's knowledge, threatened with respect to any Tax Returns or Taxes of the Company or any Subsidiary, or any predecessor thereto.

     4.10. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; DIVESTURE COMMERCE ACT. Neither the Company nor any of its Subsidiaries is, or will be (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) a "rail carrier," or a Person controlled by or affiliated with a "rail carrier," within the meaning of Title 49, U.S.C. Neither the Company nor any of its Subsidiaries is a "carrier" or other Person to which 49 U.S.C. Section 11301(b)(1) is applicable.

     4.11. CORPORATE STRUCTURE; CAPITALIZATION. As of the date hereof and as of the Closing Date, SCHEDULE 4.11 sets forth, both before and after giving effect to the transactions contemplated under the Transaction Documents, the number of authorized and issued shares of Capital Stock of each of the Company and its Subsidiaries, the par value thereof, and the registered owner(s) of the shares of Capital Stock of each subsidiary thereof. All of such Capital Stock has been duly and validly issued and is fully paid and non-assessable and, in the case of Capital Stock of the Subsidiaries, is owned of record and beneficially by the Company. The Convertible Preferred Shares and the Initial Common Shares are, and, upon conversion of the Convertible Preferred Shares and exercise of the Warrants, the Conversion Shares will be, duly and validly issued, fully-paid and non-assessable. As of the date hereof and as of the

Closing Date, except as set forth in SCHEDULE 4.11, neither the Company nor any Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock or any other equity interest nor does the Company or any Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock or other obligations or commitments of any kind whatsoever to issue, sell or otherwise dispose of, any shares of or other equity interests in the Company or any of its Subsidiaries. Except as contemplated by the Transaction Documents, neither the Company or any of its Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of their Capital Stock. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of its Capital Stock.

     4.12. ENVIRONMENTAL MATTERS.

          (a) Neither the Company nor any Subsidiary (i) has any liability under any Environmental Law which could have a Material Adverse Effect, or has not violated any Environmental Law which violation could have a Material Adverse Effect; (ii) has entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter which could have a Material Adverse Effect and (iii) has received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim from any Person with respect to any environmental or health and safety matter or the enforcement of any Environmental Law which could have a Material Adverse Effect.

          (b) (i) All properties owned, operated, leased, or used by the Company and its Subsidiaries and any facilities and operations thereon comply with applicable Environmental Laws except for such non-compliance as would not have a Material Adverse Effect; (ii) the Company and its Subsidiaries have not generated, transported, used, stored, treated, manufactured, refined, transferred, produced, processed, disposed of, or managed any Hazardous Materials, except in accordance with applicable Environmental Laws [or except as would not have a Material Adverse Effect]; (iii) the Company and its Subsidiaries have not effected, and have no knowledge of, any release of a Hazardous Material at, on, in or under any property presently or formerly owned, operated, leased, or used by the Company or any Subsidiary and (iv) no Lien has been imposed by any Government Authority on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or any Subsidiary in connection with the presence of any Hazardous Material.

          (c) Except as set forth in SCHEDULE 4.12, the Company and its Subsidiaries (i) do not presently own, operate, lease or use any property on which underground storage tanks are or, to the Company's knowledge, were located; (ii) have never placed underground storage tanks on any property owned, operated, leased or used by the Company or any Subsidiary; (iii) have never removed underground storage tanks from any property presently or formerly owned, operated, leased or used by the Company, except in compliance with all Environmental Laws or except as would not have a Material Adverse Effect.

     4.13. PROPERTIES AND ASSETS. The Company and each Subsidiary has good record and marketable title to all material real Property which it owns in fee and has good record and defensible title to all of its other material Properties and assets (tangible or intangible) which it owns, in each case free and clear of all Liens, other than Permitted Liens. All of the material leases for the operation of their respective properties and assets under which the Company and its Subsidiaries hold any material Property or assets, real or personal, are valid, subsisting and enforceable and afford peaceful and undisturbed possession of the subject matter of the lease, and no material default by the Company or any Subsidiary exists under any of the provisions thereof. All buildings, machinery and equipment of the Company and its Subsidiaries are in good repair and working order, except for ordinary wear and tear, and except as could have a Material Adverse Effect. All material current and proposed uses of such property or assets of the Company and its Subsidiaries are permitted as of right and no regulation or ordinance interferes with such current or proposed uses. To the knowledge of the Company, there is no pending or formally proposed change in any such laws, regulations or ordinances which could have a Material Adverse Effect. No condemnation, appropriation or similar proceeding is pending or, to the Company's knowledge, threatened against any material real Property owned by the Company or any Subsidiary. Except as disclosed in SCHEDULE 4.13 or as would not have a Material Adverse Effect, the Property of the Company and its Subsidiaries is not subject to any agreements containing preferential purchase rights or consent to assignment provisions that must be complied with prior to the consummation of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

     4.14. NO DEFAULT. Neither the Company nor any Subsidiary is in default under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound, except where, in the aggregate, all such defaults would not have a Material Adverse Effect.

     4.15. COMPLIANCE WITH LAW. Each of the Company and its Subsidiaries is in full compliance with all laws, rules, regulations, orders, judgments, writs and decrees, except where the failure to be in compliance would not have a Material Adverse Effect.

     4.16. BROKERS' FEES. Except as set forth on Schedule 4.16, neither the Company nor any Subsidiary has any obligation to any Person in respect of any finder's, brokers', investment banking or other similar fees in connection with any of the Transaction Documents.

     4.17. BOOKS AND RECORDS. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of the Company's Board of Directors and committees thereof and accurately reflect in all material respects all transactions referred to therein.

     4.18. OUTSTANDING DEBT. Except as set forth on SCHEDULE 4.18, at and as of the date hereof and as of the Closing Date, neither the Company nor any of its Subsidiaries will have outstanding any debt for borrowed money, or obligations or liabilities evidenced by bonds, debentures, notes or other similar instruments or under capital leases. SCHEDULE 4.18 contains a complete and accurate list of all material guaranties, assumptions, purchase agreements and similar agreements and arrangements whereby the Company or any of its Subsidiaries is or may become directly or indirectly liable or responsible for the indebtedness or other obligations of another Person, except for negotiable instruments endorsed for collection or deposit in the ordinary course of its business.

     4.19. OTHER RELATIONSHIPS. Except as set forth in SCHEDULE 4.19:

          (a) None of the Company or any of its Subsidiaries nor any officer of any of the foregoing has any interest (other than as non-controlling holders of securities of a publicly-traded company), either directly or indirectly, in any Person (whether as an employee, officer, director, more than five percent (5%) shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services or engages in any activity which is the same or competitive with any activity or business in which the Company or any of its Subsidiaries is now engaged, (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with, the Company or any of its Subsidiaries, or (iii) has any direct or indirect interest in any asset or property used by the Company or any of its Subsidiaries or any property, real or personal, tangible or intangible, that is necessary for the conduct of the business of the Company or any of its Subsidiaries; and

          (b) No stockholder, director, officer or employee of the Company or any of its Subsidiaries of any such Person is a party to any transaction (other than as a stockholder, director, officer or employee) with the Company or any of its Subsidiaries providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to any such Person.

         4.20. EMPLOYEE PROGRAMS. SCHEDULE 4.20 sets forth a list of every Employee Program (as defined below) maintained by the Company or any of its Subsidiaries at any time during the six-year period ending on the Closing Date or with respect to which a liability of the Company or any of its Subsidiaries exists. Except as set forth on SCHEDULE 4.20, each Employee Program (other than a Multiemployer Plan (as defined below)) which has been maintained by the Company during the six-year period ending on the Closing Date and which has been intended to qualify under Section 401(a) or Section 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such Section or the remedial amendment period under Section 401(b) of the Code has not yet expired with respect to such Employee Program and, to the Company's knowledge, nothing has occurred that would adversely affect such qualification since the date of such letter or application for a determination or approval letter has been timely made and, to the Company's knowledge, no reason exists why a favorable determination or approval shall not be granted. Except as set forth on SCHEDULE 4.20, the Company and its Subsidiaries do not know of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have been maintained by the Company or any of its Subsidiaries, and no such failure will result from completion of the transactions contemplated hereby. Except as set forth on SCHEDULE 4.20 with respect to any Employee Program ever maintained by the Company or any of its Subsidiaries, there has been no "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975, or breach of any duty under ERISA or other applicable law or any agreement which in any such case could subject the Company or any of its Subsidiaries to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or Government administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program (other than a Multiemployer Plan). No event or omission has occurred which would cause any Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability.

     None of the Company or its Subsidiaries have incurred any liability under Title IV of ERISA which has not been paid in full prior to the Closing. None of the Company or any of its Subsidiaries participates currently or has ever participated in or is required currently or has ever been required to contribute to or otherwise participate in any plan, program or arrangement subject to Title IV of ERISA or Code Section 412. None of the Company or its Subsidiaries participates currently or has ever participated in or is required currently or has ever been required to contribute to or otherwise participate in any Multiemployer Plan (as defined below). Except as disclosed on SCHEDULE 4.20, none of the Employee Programs which is a welfare plan maintained by the Company or any of its Subsidiaries provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or comparable statutes or regulations) or has ever promised to provide such post-termination benefits. Each Employee Program required to be listed on SCHEDULE 4.20 may be amended, terminated, or otherwise modified by the Company or its Subsidiaries to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has failed to effectively reserve the right of the Company or its Subsidiaries to so amend, terminate or otherwise modify such Employee Program.

     For purposes of this Section 4.20:

          (a) "EMPLOYEE PROGRAM" means (A) any employee benefit plan within the meaning of Section 3(3) of ERISA and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA, and (B) if for employees generally or any subgroup of employees generally, any stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above, and (C) any trust used to fund benefits under the foregoing maintained by the Company or any of its Subsidiaries.

          (b) An entity "MAINTAINS" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or, in respect of such employees, their spouses, dependents, or beneficiaries).

          (c) "MULTIEMPLOYER PLAN" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

          (d) Each reference to the "Company" or any "Subsidiary" includes any entity which has ever been considered a single employer with such entity under ERISA Section 4001(b) or part of the same "controlled group" as such entity for purposes of ERISA Section 302(d)(8)(C).

     4.21. PRIVATE OFFERINGS. No form of general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Company or any of its Subsidiaries or any of their respective representatives, or, to the Company's knowledge, any other Person acting on behalf of the Company or any of its Subsidiaries in connection with the offering of the Securities. Neither the Company nor any of its Subsidiaries nor any Person acting on the Company's or any such Subsidiaries' behalf, has directly or indirectly offered Securities for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Purchasers and other investors who the Company reasonably believed had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of purchasing the Securities. The Company further represents to the Purchasers that, assuming the accuracy of the representations of the Purchasers as set forth in Section 6 hereof, neither the Company nor any of its Subsidiaries, nor any Person acting on the Company's or any such Subsidiary's behalf, as applicable, has taken or will take any action which would subject the issue and sale of the Securities to the provisions of Section 5 of the Securities Act, except as contemplated by the Transaction Documents. The Company and its Subsidiaries have not sold the Securities to anyone other than the Purchasers designated in this Agreement. No shares of Convertible Preferred Stock and no securities containing the same terms as the Warrants have been issued and sold by the Company or any of its Subsidiaries prior to the date hereof.

     4.22. INSURANCE. Except as set forth on SCHEDULE 4.22 attached hereto, the Company maintains in full force and effect policies of insurance and bonds of the type and in amounts customarily carried by Persons conducting business similar to that currently conducted by the Company and its Subsidiaries. There is no claim in excess of $15,000 by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents. The Company has no knowledge of any threatened termination of any such policies or bonds.

     4.23. EMPLOYMENT PRACTICES. Neither the Company nor any Subsidiary is a party to or in the process of negotiating any collective bargaining or labor agreement or union contract. As of the date of this Agreement, except as would not have a Material Adverse Effect, there is no (a) charge, complaint or suit pending or, to the Company's knowledge, threatened against the Company or any Subsidiary respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, terms and conditions of employment, safety, wrongful termination, or wages and hours, (b) unfair labor practice charge or complaint pending or, to the Company's knowledge, threatened against, or decision or order in effect and binding on, the Company or any Subsidiary before or of the National Labor Relations Board,
(c) grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Company's knowledge, threatened against the Company or any Subsidiary (d) strike, labor dispute, slow-down, work stoppage or other interference with work pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, or (e) to the Company's knowledge, union organizing activities or union representation question threatened or existing with respect to any groups of employees of the Company or any Subsidiary. All payments due from the Company or any Subsidiary on account of employee health and welfare insurance and vacation pay have been paid or accrued as a liability on the books of the Company or any Subsidiary. There are no complaints or charges against the Company or any Subsidiary pending or, to the best of the Company's knowledge after due inquiry, threatened to be filed with any Government Authority based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or any Subsidiary which could have a Material Adverse Effect.

     4.24. MATERIAL CONTRACTS AND OBLIGATIONS. Set out on SCHEDULE 4.24 hereto is a list of all material agreements of any nature to which the Company or any of its Subsidiaries are a party or by which they are bound, including without limitation (a) each agreement which requires future expenditures by the Company or any of its Subsidiaries in any one year in excess of $250,000 and (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option and stock purchase and similar plans and arrangements. The Company, each Subsidiary and, to the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract described in subsections (a) or (b) above that could have a Material Adverse Effect. All of the agreements and contracts described above are valid, binding and in full force and effect with respect to the Company or the respective Subsidiary, except as would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company or any Subsidiary is a party.

     4.25. INTELLECTUAL PROPERTY.

          (a) Except as described in SCHEDULE 4.25 and except as would not have a Material Adverse Effect, the Company has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights used in the business of the Company and its Subsidiaries (collectively, "INTELLECTUAL PROPERTY"). There are no claims or demands of any other Person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the Company's knowledge, threatened, which challenge the rights of the Company in respect thereof. Except as would not have a Material Adverse Effect the Company has the right to use, free and clear of claims or rights of other Persons, all customer lists, billing systems or other processes, computer software systems, data compilations, and other information required for or incident to their business as presently conducted or contemplated.

          (b) All trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or its Subsidiaries or used or to be used by the Company or its Subsidiaries in their business as presently conducted, and which are material to the Company, are listed in SCHEDULE 4.25. All of such trademarks and trade names, trademark applications and registrations and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified in SCHEDULE 4.25, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction, except when the failure to do so would not have a Material Adverse Effect.

          (c) All material licenses or other agreements under which the Company or any of its Subsidiaries is granted rights in Intellectual Property are listed in SCHEDULE 4.25. All such licenses or other agreements are in full force and effect and there is no default by any party thereto.

          (d) Except as would not have a Material Adverse Effect, the Company has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to their products and technology. To the Company's knowledge, the Company has not made any such information available to any Person other than employees of the Company or its Subsidiaries except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. To the Company's knowledge, there are no material infringements by others of any of its Intellectual Property rights.

          (e) Except as set forth on Schedule 4.25, to the Company's knowledge, the present business, activities and products of the Company and its Subsidiaries does not infringe any intellectual property of any other Person, except as would not have a Material Adverse Effect. Except as set forth on
SCHEDULE 4.25, no proceeding charging the Company or any of its Subsidiaries with infringement of any adversely held Intellectual Property has been filed or is, to the Company's knowledge, threatened to be filed, except as would not have a Material Adverse Effect. To the Company's knowledge, the Company and its Subsidiaries are not making any unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employee of the Company and its Subsidiaries. Neither the Company nor, to the Company's knowledge, any of its employees have any agreements or arrangements with any Persons other than the Company related to confidential information or trade secrets of such Persons or restricting any such employee's engagement in business activities of any nature.

     4.26. ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 4.26, all accounts receivable of the Company that are reflected in the Commission Reports represent, and as of the Closing Date (except to the extent collected in cash before such date) will represent, valid obligations to the Company of third parties (who are unrelated to the Company, or any Affiliate thereof) arising from sales actually made or services actually performed by the Company and its Subsidiaries in the ordinary course of business. To the best of the Company's knowledge, each such account receivable is a valid obligation of the account debtor enforceable in accordance with its terms, free and clear of all encumbrances, set-offs, adverse claims, assessments, defaults, prepayment, defenses and conditions precedent. The Company is the true and lawful owner of each such account receivable and has good and clear title to each such receivable, free and clear of all Liens other than Permitted Liens.

5.   CONDITIONS OF OBLIGATIONS OF THE COMPANY AT THE CLOSING.

     The Company's obligation to issue and sell the Units and to enter this Agreement and the Other Transaction Documents at the Closing shall be subject to compliance by each Purchaser with its agreements and covenants herein contained and to the fulfillment, to the Company's satisfaction, on or before and at the Closing Date of the following conditions, provided that any or all of the following conditions may be waived, in whole or in part, by the Company in its sole and absolute discretion:

     5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser made in Section 6 hereof shall have been true and correct when made and on and as of the Closing Date.

     5.2. GOVERNMENT AND THIRD PARTY PERMITS, CONSENTS, ETC. The Company shall have duly applied for and obtained all material approvals from each Government Authority, or pursuant to any material agreement to which the Company is a party or to which it or any of its material assets is subject, which are required in connection with this Agreement or the Other Transaction Documents and such approvals shall remain in effect upon consummation of the transactions contemplated by this Agreement and the Other Transaction Documents, and all applicable waiting periods, including, without limitation, the waiting period required under the HSR Act with respect to such contemplated transactions, shall have expired without any action being taken by any competent Government Authority and no law or regulation shall be applicable which restrains or prevents, or imposes adverse conditions upon, such contemplated transactions.

     5.3. CERTIFICATE OF DESIGNATIONS. The Board of Directors and, if necessary, the stockholders of the Company shall have duly adopted the Certificate of Designations and the Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware.

     5.4. SPECIAL STOCKHOLDERS MEETING; NASDAQ APPROVAL. On or prior to the Second Closing Date, the Company's stockholders shall have duly approved by the requisite vote under applicable Nasdaq rules the Stockholder Meeting Matter (as defined in Section 7.1(b)) at the Special Stockholders Meeting.

     5.5. NO VIOLATION OR INJUNCTION. The consummation of the transactions contemplated by this Agreement and the Other Transaction Documents shall not be in violation of any law or regulation and shall not be subject to any injunction, stay or restraining order that has not been reversed or overturned.

     5.6. PURCHASE PRICE. The Purchasers shall have paid the applicable purchase price to the Company in accordance with Section 1 hereof.

     5.7. FAIRNESS OPINION. The Company shall have received an opinion, prior to the Second Closing Date, from Hanifen, Imhoff, Inc., Investment Bankers, in form and substance reasonably satisfactory to the Company, substantially to the effect that the consideration to be received by the Company at the Second Closing under the terms of this Agreement is fair, from a financial point of view, to the Company.

6.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     In order to induce the Company to enter into this Agreement and the Other Transaction Documents and to issue and sell the Units, each Purchaser severally represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent that any of the following representations or warranties specifically apply or relate to a prior date, in which event such Purchaser represents and warrants as of such prior date), as to itself only, as follows:

     6.1. STATUS. Such Purchaser (i) is a duly organized and validly existing limited liability company, partnership or trust fund in good standing under the laws of the jurisdiction of its incorporation or formation and (ii) has the requisite power and authority to acquire and own the Securities.

     6.2. POWER AND AUTHORITY; ENFORCEABILITY. The execution, delivery and performance by such Purchaser of its obligations under the Transaction Documents to which such Purchaser is a party and the purchase by such Purchaser of the Units Securities pursuant to this Agreement are within such Purchaser's corporate, limited liability company or partnership power and have been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Purchaser. Such Purchaser has, or on the Closing Date will have, duly executed and delivered each Transaction Document to which it is a party and each such Transaction Document constitutes or will constitute such Purchaser's legal, valid and binding obligation, enforceable in accordance with its terms except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditor's rights generally and to general equitable principles.

     6.3. SECURITIES REPRESENTATIONS.

          (a) Such Purchaser is (i) an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act, (ii) knowledgeable, sophisticated and experienced in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities, (iii) capable of bearing the economic risk of such investments, including a complete loss of its investment in the Securities, and (iv) able, by reason of the business and financial experience of its officers, partners, and, employees and agents and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents) to protect its own interests in connection with the transactions described in this agreement and the related documents.

          (b) Such Purchaser is acquiring the Securities for its own account and not with a view towards the public sale or distribution of such Securities, unless such public sale or distribution is properly registered under the Securities Act or exempt from the registration requirements thereof.

          (c) Such Purchaser understands that the Securities are being offered and sold to it pursuant to and a reliance upon certain exemptions from the registration requirements of the Securities Act and applicable state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representation, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

          (d) Such Purchaser understands that any subsequent offer or sale of the securities by the Purchaser must be registered under the Securities Act and applicable state, securities laws or exempt from the registration requirements thereof.

          (e) The Company has furnished or otherwise made available to such Purchaser or its agents, all documents, information and materials relating to the business, affairs, operations or condition of the Company and to this transaction which have been requested by or on behalf of such Purchaser. In addition, such Purchaser and its agents have been given the opportunity to ask questions of, and to receive the answers from, the Company concerning its business, affairs, operations and conditions, as well as the terms and conditions of the Securities and other related matters, and has received complete and satisfactory answers to all such inquiries. In evaluating the suitability of an investment in the Securities, the Purchaser has not relied upon any representations or other information (whether oral or written) made by or on behalf of the Company other than as expressly set forth in this Agreement.

     6.4. MARGIN COMPLIANCE. Such Purchaser is not relying, directly or indirectly, on any "margin stock" (as defined in Regulation U of the Federal Reserve Board) as collateral for the Securities. Such Purchaser is not a broker-dealer subject to Regulation T of the Federal Reserve Board.

     6.5. SOURCE OF FUNDS. If any part of the funds to be used to purchase the Securities constitutes assets of any employee benefit plan within the meaning of
Section 3 of ERISA, either (i) such Securities are being purchased pursuant to an available exemption from the provisions of 406 of ERISA and Section 4975 of the Code or (ii) the assets do not constitute "plan assets" as defined in ERISA.

     6.6. BROKERS' FEES. No Purchaser has any obligation to any Person in respect of any finder's, brokers', investment banking or other similar fees in connection with any of the Transaction Documents.

     6.7. POST-RESET STANDSTILL. If the Exercise Price (as defined in the Warrants) or the Conversion Price (as defined in the Certificate of Designations) is adjusted pursuant to Section 2.2 of the Warrants or Section A.7(a) of the Certificate of Designations, respectively, then the Purchasers and their assigns shall not, for a period of ninety (90) days after such adjustment, sell, pledge or otherwise transfer any Capital Stock of the Company (other than to their respective Affiliates) and shall not, for a period of thirty (30) days after such adjustment, purchase any Capital Stock of the Company (except that they may exercise Warrants or convert Convertible Preferred Shares) for the purpose of covering a "short" position; provided, however, that the restrictions of this Section 6.7 shall terminate prior to the end of the foregoing periods upon written notice of redemption of the Convertible Preferred Stock given by the Company pursuant to Section A.5(a)(iii) of the Certificate of Designations. Notwithstanding the foregoing, State Street Bank & Trust, in its capacity as Trustee for General

Motors Employees Global Group Pension Trust, shall only be subject to the limitations of this Section 6.7 with respect to accounts managed or advised by DDJ Capital Management, LLC.

7.   COVENANTS OF THE COMPANY.

     7.1. SPECIAL STOCKHOLDERS MEETING.

          (a) PROXY STATEMENT; OTHER FILINGS. As promptly as practicable, the Company shall (i) prepare and file with the Commission under the Exchange Act a Proxy Statement with respect to the Special Stockholders Meeting containing the information required to be included therein, (ii) after consultation with the Purchasers, use its best efforts to promptly respond to any comments by the Commission with respect to the Proxy Statement and any preliminary version thereof and (iii) promptly after clearance by the Commission, mail the Proxy Statement to its stockholders. The term "PROXY STATEMENT" shall mean such proxy statement, as the case may be, and all related proxy materials at the time such documents initially are mailed to the Company's stockholders, and all amendments or supplements thereto, if any, similarly filed and mailed. The Company shall give the Purchasers and the Purchasers' Special Counsel a reasonable opportunity to review and comment upon the Proxy Statement prior to its being filed with the Commission and shall give the Purchasers and the Purchasers' Special Counsel a reasonable opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the Commission and, in the case of the Proxy Statement and any amendments or supplements thereto, prior to its being disseminated to the Company's stockholders. The Company shall promptly notify the Purchasers of the receipt of any comments on, or any request for amendments or supplements to, the Proxy Statement by the Commission or any other governmental entity or official, and the Company shall supply the Purchasers with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the Commission or the members of its staff or any other appropriate governmental official, on the other hand, with respect to the Proxy Statement. The information provided and to be provided by the Purchasers and the Company, respectively, for use in the Proxy Statement shall, on both the date the Proxy Statement is first mailed to the Company's stockholders as referred to in Section 7.1(b) hereof and the date the Special Stockholders Meeting is held, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the stockholders' meeting which shall have become false or misleading, and shall comply in all material respects as to form and substance with all applicable requirements of law. The Purchasers and the Company agree to correct promptly any such information provided by them for use in the Proxy Statement which, to their respective knowledge, shall have become false or misleading.

          (b) SPECIAL STOCKHOLDERS MEETING. In order to consummate the issuance of the Additional Units and the transactions contemplated hereby in connection therewith (the

"STOCKHOLDERS MEETING MATTER"), the Company, acting through the Board of Directors, shall take all action necessary in accordance with applicable law and the Company's Charter Documents to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable (but in no event later than 90 days after the Initial Closing Date) to consider and vote upon the approval of the Stockholders Meeting Matter and to take such other action as is necessary or desirable to consummate the transactions contemplated hereby (the "SPECIAL STOCKHOLDERS MEETING"). Except to the extent required by law or the Company's Charter Documents or as set forth in SCHEDULE 7.1(b), the Company shall not present any other matter at the Special Stockholders Meeting except for the matters contemplated by this Agreement. The Proxy Statement shall contain the determination and the recommendation of the Board of Directors that the stockholders of the Company approve the Stockholders Meeting Matter and the transactions contemplated hereby and the Company, acting through the Board of Directors, shall use its best efforts to obtain such approval. The Purchasers and the Company shall coordinate and cooperate with respect to the foregoing matters at the Company's expense.

     7.2. GENERAL COVENANTS OF THE COMPANY.

          (a) The Company covenants and agrees that so long as at least 1,000 shares of Convertible Preferred Stock are outstanding, the Company shall file with the Commission the annual reports and quarterly reports and the information, documents and other reports that are required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has or is required to have a class of securities registered under the Exchange Act and whether or not the Company is then subject to the reporting requirements of the Exchange Act, at the time the Company is or would be required to file the same with the Commission and, promptly after the Company is or would be required to file such reports, information or documents with the Commission, to mail copies of such reports, information and documents to the holders of the Convertible Preferred Stock and the Conversion Shares.

          (b) USE OF PROCEEDS. The Company shall use all of the proceeds from the Closing in the manner set forth in SCHEDULE 1.5 hereto.

          (c) COMPLIANCE WITH LAW. The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all Government bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their properties, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

          (d) CORPORATE EXISTENCE AND OTHER INTANGIBLES. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its material Subsidiaries in accordance with the respective organizational documents of such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries;

PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine, in the exercise of business judgment, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

     The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its patents, trademarks, service marks, trade names, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, except where the failure to so preserve any of the foregoing could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

          (e) ACCOUNTING METHODS. Unless consistent with GAAP, the Company will not, and it will not permit any Subsidiary to, change or introduce any new method of accounting which differs in any substantive respect from the accounting as reflected in the Commission Reports.

          (f) INDEMNIFICATION OF DIRECTORS; PAYMENT OF DIRECTORS' EXPENSES. The Company shall (i) at all times maintain provisions in its By-laws (as they may be amended from time to time) indemnifying any member of the Board of Directors of the Company chosen by the Purchasers pursuant to Section 7.5 against liability and limiting such liability, both to the maximum extent permitted under the laws of the State of Delaware, (ii) enter into an Indemnification Agreement in the form attached hereto as EXHIBIT D with any such member of the Board of Directors, and (iii) promptly reimburse any such member of the Board of Directors of the Company for his or her reasonable out-of-pocket expenses in accordance with the regular policies of the Company's Board of Directors incurred in attending each meeting of the Board of Directors of the Company or any committee thereof of which he or she is a member.

          (g) DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Company shall obtain and maintain standard directors and officers liability insurance coverage with a financially sound and reputable insurance company to the extent such coverage is available on commercially reasonable terms.

          (h) CONFLICTING AGREEMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument (or amend any existing agreement or instrument) that prohibits the Company from repurchasing or redeeming the Convertible Preferred Stock in accordance with the terms of the Certificate of Incorporation or issuing Common Stock upon conversion of the Convertible Preferred Stock or exercise of the Warrants.

          (i) INVESTMENT COMPANY ACT. The Company shall not become an "investment company" subject to registration under the Investment Company Act of 1940, as amended.

          (j) FURTHER INSTRUMENTS AND ACTS. The Company shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and do such further acts as any holder of Securities acquired directly or indirectly pursuant to this Agreement may deem reasonably necessary or proper to carry out more effectively the purposes of this Agreement and the Other Transaction Documents.

     7.3. COMPLIANCE CERTIFICATE. So long as at least 1,000 shares of Convertible Preferred Stock shall remain outstanding, the Company shall deliver to the Purchasers (or their assignees), within forty-five (45) days after the end of each fiscal year of the Company, and within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, an Officers' Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year or quarter, as the case may be, has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Agreement and the Securities, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) to the best knowledge of each Officer signing such certificate, the Company has in all material respects kept, observed, performed and fulfilled the covenants contained in this Agreement and is not in default in any material respect in the performance or observance of any of the terms, provisions and conditions of this Agreement.

     7.4. RESTRICTIONS ON ACTION BY THE COMPANY. As long as (i) at least 1,000 shares of Convertible Preferred Stock are held by the Purchasers, or (ii) Warrants or shares representing at least 1,000 shares of Common Stock are held by the Purchasers and there is not a registration statement in effect covering all such shares of Common Stock, without the prior written consent of Purchasers holding at least a majority of the Common Stock represented by the Securities held by the Purchasers (which consent shall not be unreasonably withheld), the Company shall not, and the Company shall cause the Company's Subsidiaries not to, directly or indirectly, enter into an agreement with respect to, or effect, or permit, any:

               (i) merger or consolidation of the Company or any Subsidiary with any other Person, recapitalization, reorganization or other like transaction involving the Company or any Subsidiary, or liquidation or dissolution of the Company or any Subsidiary;

               (ii) sale or transfer of all or substantially all of the Company's consolidated properties or assets;

               (iii) disposition of assets in one or more transactions for consideration in excess of $1,000,000 without the approval of the Board of Directors of the Company;

               (iv) issuance of any equity securities or any securities exchangeable or convertible into equity securities or measured by earnings or profit of the Company or any Subsidiary, provided that the Company (and the Subsidiaries set forth on Schedule 7.4) may issue securities that rank junior to the Convertible Preferred Stock as to liquidation, dividend and redemption rights;

               (v) redemption, repurchase or other acquisition for value of any equity security of the Company;

               (vi) amendment of the Company's or any Subsidiary's Charter Documents; or

               (vii) incurrence of indebtedness for money borrowed, except for borrowings under the Company's primary credit agreement of up to $3,000,000.

The restriction on repurchases contained in Section 7.4(v) shall not apply to the repurchase by the Company of up to 250,000 shares of Common Stock pursuant to the terms of restrictive agreements under which the Corporation has the option to repurchase such shares from employees, officers, directors, consultants, or other persons performing services for the Company or any Subsidiary upon the occurrence of certain events.

     7.5. BOARD OF DIRECTORS. So long as any at least 2,000 shares of Convertible Preferred Stock are outstanding, Purchasers (or their transferees) holding a majority of the outstanding Convertible Preferred Stock shall have the right to designate one person as a Director of the Company in accordance with the Certificate of Designations. The Company shall use its best efforts to cause any such designee to be nominated, elected and continued as a Director of the Company and not to be removed for any reason other than in connection with the designation and election of a successor in accordance with the Certificate of Designations.

     7.6. EXCHANGE AT SECOND CLOSING. If for any reason the economic terms of the transactions to be consummated at the Second Closing are more favorable to the Purchasers than the economic terms of the Initial Closing (other than the fact that, solely because the Second Closing will occur after the First Closing, the Convertible Preferred Stock issued at the Second Closing will become convertible, and the Warrants issued at the Second Closing will become exercisable, sooner than the Convertible Preferred Stock and Warrants issued at the First Closing), then the Purchasers who purchased Securities at the Initial Closing shall be entitled to receive the economic benefit of the Second Closing with respect to such initially purchased securities, whether through refund, redemption, exchange or otherwise.

8.   RESTRICTIONS ON TRANSFER.

     8.1. RESTRICTIVE LEGENDS. Except as otherwise permitted by this Section 8.1, each Convertible Preferred Share, Initial Common Share, Warrant and Conversion Share issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

     The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal office, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to any holder of Convertible Preferred Shares, Initial Common Shares, Warrants or Conversion Shares upon such holder's request. The legend requirement of this Section 8.1 shall terminate when the applicable securities are transferred pursuant to an effective registration statement under the Securities Act or may be sold pursuant to Rule 144(k) under the Securities Act without regard to the volume or manner of sale limitations set forth therein.

     8.2. REMOVAL OF LEGENDS. Whenever the legend requirement imposed by Section
8.1 shall terminate, the respective holders of Convertible Preferred Shares, Initial Common Shares, Warrants or Conversion Shares for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company's expense, new certificates representing such Convertible Preferred Shares, Initial Common Shares, Warrants or Conversion Shares, as applicable, without such legend.

     8.3. TRANSFER INFORMATION. The holder of each Convertible Preferred Share, Initial Common Share, Warrants or Conversion Share bearing the restrictive legend set forth in Section 8.1 above agrees with respect to any transfer of such security, upon reasonable request from the Company to such holder, to give to the Company written information describing the transferee and the circumstances of such transfer necessary to establish the availability of an exemption from the registration requirements of the Securities Act.

9.   DEFINITIONS.

     As used herein the following terms have the following respective meanings:

          "AFFILIATE" means with respect to any Person, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly controlling or controlled by or under common control with such Person, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGREEMENT" means this Agreement, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments thereto.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "BUSINESS DAY" means any day other than a day on which banks are authorized or required to be closed in the State of New York.

          "CAPITAL STOCK" means any and all shares, interests, participations, rights in or other equivalents (however designated) of capital stock of a corporation, and any rights, warrants or options exchangeable for or convertible into such capital stock and any and all equivalent ownership interests in a Person (other than a Corporation).

          "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, as amended from time to time.

          "COMMISSION" means the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act, the Exchange Act and other securities laws.

          "COMPANY" has the meaning ascribed thereto in the introduction hereof, and shall include all successors and assigns of the Company.

          "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder, as amended.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

          "GOVERNMENT AUTHORITY" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HAZARDOUS MATERIAL" means and includes any hazardous waste as defined or regulated under any Environmental Law.

          "INVESTMENT ADVISERS ACT" shall mean the Investment Advisors Act of 1940, and the rules and regulations promulgated thereunder, as such may be amended or supplemented from time to time.

          "IRS" means the Internal Revenue Service or any successor agency.

          "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, revenues, properties, assets, business or operations of the Company and its Subsidiaries taken as a whole.

          "MATERIALS OF ENVIRONMENTAL CONCERN" means and includes chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

          "OTHER TRANSACTION DOCUMENTS" means, collectively, the Securities and any and all agreements, certificates, instruments and other documents contemplated thereby or executed and delivered in connection therewith or with this Agreement.

          "PERMITTED LIENS" means (i) any minor imperfection of title with respect to such asset which does materially adversely affect the value of such asset or materially interfere with the present use and continuation of such present use of such asset in the business of the Company; (ii) Liens that are not related to mortgages or other financial encumbrances, and any other stated effects, which do not, individually or in the aggregate, materially detract from the value, or, as presently used or occupied, materially interfere with the present occupancy or use of such asset; (iii) Liens in favor of the Company or any of its Subsidiaries; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with, or acquired by, the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Company or any such Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, reimbursement obligations in respect of letters of credit and self-insurance programs or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the date of this Agreement and set forth on SCHEDULE L hereto; (viii) (A) Liens for taxes, assessments or Government charges or claims and (B) mechanics', materialmen's and similar Liens, in each case that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (ix) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses (iii), (iv), (v) and (vii) above; provided that the Liens in connection with such renewal, extensions, renewals, refundings or refinancings shall be limited to all or part of the specific property which was subject to the original Lien and shall not secure an aggregate principal amount of indebtedness which is greater than the aggregate principal amount of indebtedness previously secured (together with any interest capitalized in connection with such refinancing).

          "PERSON" means any natural person, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government body (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, commission or department thereof).

          "PROPERTY" or "PROPERTY" means any assets or property of any kind or nature whatsoever, real, personal, or mixed (including fixtures), whether tangible or intangible.

          "PURCHASERS" has the meaning ascribed thereto in the introduction hereof, and shall include all successors and permitted assigns of the Purchasers.

          "PURCHASERS' SPECIAL COUNSEL" means Goodwin, Procter & Hoar LLP, a limited liability partnership including professional corporations, acting as counsel to the Purchasers in connection with the transactions contemplated hereunder.

          "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder, as amended.

          "SUBSIDIARY" means with respect to any Person, any corporation, association or other business entity of which securities representing more than fifty percent (50%) of the combined voting power of the total Voting Stock (or in the case of an association or other business entity which is not a corporation, more than fifty percent (50%) of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Company.

          "TAX RETURN" means any return, declaration, report, claim for refund or information, return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "TAX" and "TAXES" means all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, excise, business, and property) imposed by any Government Entity, including without limitation any ad valorem, property, production, excise, severance, windfall profit and similar taxes, together with any fines, interest, penalties or other additions on, to, in lieu, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement and the Other Transaction Documents.

     In addition to the foregoing, the following terms are defined in the following Sections of this Agreement:

                  Term                                                         Defined in Section
                  ----                                                         ------------------

                  "Charter Documents"....................................................4.1
                  "Closing"..............................................................3
                  "Closing Date".........................................................3
                  "Commission"...........................................................4.6(a)
                  "Commission Reports"...................................................4.6(b)
                  "Common Stock".........................................................1.1
                  "Conversion Shares"....................................................1.1
                  "Convertible Preferred Stock"..........................................1.1
                  "Convertible Preferred Stock"..........................Introductory Statement
                  "Employee Program".....................................................4.30(a)
                  "HSR Act"..............................................................3.12
                  "Indemnified Party" and "Indemnified Parties".........................10.1(a)
                  "Initial Closing"......................................................2.1
                  "Initial Closing Date".................................................2.1
                  "Initial Common Shares"................................................1.1
                  "Intellectual Property"................................................4.25
                  "License"..............................................................4.4
                  "Losses"..............................................................10.1(a)
                  "Multiemployer Plan"...................................................4.20(c)
                  "Proxy Statement"......................................................7.1(a)
                  "Purchasers"...........................................Introductory Statement
                  "Securities"...........................................................1.1
                  "Second Closing".......................................................2.2
                  "Second Closing Date"..................................................2.2
                  "Special Stockholders Meeting".........................................7.1(b)
                  "Stockholders Meeting Matter"..........................................7.1(b)
                  "Units"...............................................Introductory Statement

10.  INDEMNIFICATION

     10.1. INDEMNIFICATION; EXPENSES, ETC.

          (a) The Company agrees to indemnify and hold harmless the Purchasers, their respective Affiliates, and the employees, officers, partners, members, directors, and agents of the Purchasers and their respective Affiliates (individually, an "INDEMNIFIED PARTY" and, collectively the "INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, liabilities, costs (including the costs of preparation and reasonable attorneys' fees) and expenses (including expenses of investigation) (collectively, "LOSSES") incurred or suffered by an Indemnified Party (i) in connection with or arising out of any breach of any warranty, or the inaccuracy of any representation, as the case may be, made by the Company, or the failure of the Company to fulfill any agreement or covenant contained in this Agreement or (ii) in connection with any proceeding against the Company or any Indemnified Party brought by any third party arising out of or in connection with the Transaction Documents or the transactions contemplated hereby or thereby, as the case may be, or any action taken in connection herewith or therewith (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated or whether or not any Indemnified Party is a formal party to any proceeding; PROVIDED, HOWEVER, that the Company shall not be liable for any losses resulting from action on the part of any Indemnified Party which is finally determined in such proceeding to be an act of gross negligence or willful misconduct by such Indemnified Party. The Company agrees promptly to reimburse any Indemnified Party for all such Losses as they are incurred or suffered by such Indemnified Party which are demonstrated to the reasonable satisfaction of the Company.

     Except as otherwise provided herein, the Company agrees (for the benefit of the Purchasers) to pay, and to hold each of the Purchasers harmless from and against, all costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and disbursements), if any, incurred in connection with the enforcement against the Company of this Agreement or any Other Transaction Document to which the Company is a party or in connection herewith or therewith in any action in which a Purchaser shall prevail or in any action in which a Purchaser shall in good faith assert any provision of any of the foregoing as a defense.

          (b) If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt notice to the Company of any claim or of the commencement of any proceeding against the Company or any Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; PROVIDED, HOWEVER, that the failure so to notify the Company shall not relieve the Company from any obligation or liability except to the extent the Company is prejudiced by such failure. The Company shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Company, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Company shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

          (c) In addition to any other obligations of the Company to indemnify the Purchasers pursuant to any of the Transaction Documents, the Company will pay, and will save the Purchasers and each other holder of any of the Securities harmless from liability for the payment of, all expenses arising in connection with the transactions contemplated by the Transaction Documents, including, without limitation: (a) all document production and duplication charges and the reasonable fees, charges and expenses of Purchaser's Special Counsel (whether arising before or after the Closing Date), the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or such proposed consent granted; (b) the costs of obtaining a private placement CUSIP number from Standard & Poor's Corporation for the Securities; (c) the costs and expenses, including attorneys' fees, incurred by the Purchasers in enforcing any rights under this Agreement or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or thereby or by reason of the Purchasers' having acquired any of the Securities, including, without limitation, costs and expenses incurred by the Purchasers in any bankruptcy case; (d) the cost of delivering to the Purchasers' principal office, insured to its satisfaction, the Units delivered to the Purchasers hereunder and any Securities delivered to the Purchasers upon any substitution of Securities pursuant to this Agreement or any of the Transaction Documents and of the Purchasers' delivering any Securities, insured to their satisfaction, upon any such substitution; and (e) the reasonable out-of-pocket expenses incurred by the Purchasers in connection with such transactions and any such amendments or waivers.

     10.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement or the Other Transaction Documents or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement or the Other Transaction Documents shall survive for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by the Purchasers or on the Purchasers' behalf, the purchase of the Securities by the Purchasers under this Agreement and any disposition of or payment on the Securities.

11.  MISCELLANEOUS

     11.1. NOTICES, ETC. Any notice or communication under this Agreement shall be duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

     If to the Company:                 Metretek Technologies, Inc.
                                        World Trade Center
                                        1675 Broadway
                                        Suite 2150
                                        Denver, CO 80202
                                        Fax: (303) 592-5556
                                        Tel: (303) 592-5555
                                        Attn: W. Phillip Marcum, Chairman

     With a copy to:                    Kegler, Brown, Hill & Ritter Co, L.P.A.
                                        Capitol Square
                                        Suite 1800
                                        65 East State Street
                                        Columbus, OH 43215-4294
                                        Attn: Paul R. Hess, Esq.

     If to the Purchasers:              c/o DDJ Capital Management, LLC
                                        141 Linden Street, Suite S-4
                                        Wellesley, Massachusetts 02181
                                        Attn: General Counsel
                                        Fax: (617) 283-8555
                                        Tel: (617) 283-8500

     With a copy to:                    Goodwin, Procter & Hoar  LLP
                                        Exchange Place
                                        Boston, Massachusetts 02109
                                        Attn: Laura Hodges Taylor, P.C.
                                        Fax: (617) 570-8150
                                        Tel: (617) 570-1536

     The Company or the Purchaser by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     11.2. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     11.3. AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Company and Purchasers (or their assignees) holding at least a majority of the Common Stock issued or issuable pursuant to this Agreement (including upon exercise of the Warrants and conversion of the Convertible Preferred Stock).

     11.4. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. The terms and provisions of this Agreement and the Other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of a Purchaser, and in the event of such transfer or assignment, the rights and privileges herein conferred upon a Purchaser shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to the Transaction Documents, the Company, any other Persons referred to herein or any of the business of any of the foregoing entities, subject to full compliance with
Section 11.9 hereof.

     11.5. DESCRIPTIVE HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     11.6. GOVERNING LAW. THIS AGREEMENT AND THE SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

     11.7. SERVICE OF PROCESS. The Company (a) hereby irrevocably submits itself to the jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Other Transaction Documents or the subject matter hereof or thereof brought by the Purchaser or its successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The Company hereby consents to service of process by registered mail at the address to which notices are to be given. The Company agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Purchasers. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; PROVIDED, HOWEVER, that the Purchasers may at their option bring suit or institute other judicial proceedings against the Company or any of the Company's assets in any state or federal court of the United States or in any country or place where the Company or such assets may be found.

     11.8. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     11.9. DISCLOSURE TO OTHER PERSONS. The Purchasers agree to keep confidential any financial information delivered by the Company pursuant to this Agreement (other than information that is publicly available) and such other non-public proprietary information delivered by the Company that is clearly designated in writing to be or otherwise known by the Purchasers to be confidential; PROVIDED, HOWEVER, that nothing herein shall prevent the Purchasers from disclosing such information: (a) to any prospective purchaser who agrees in writing to be bound by this Section 11.9, (b) to any Affiliate, director, officer, employee, agent and professional consultant of any prospective purchasers, in its capacity as such or any actual purchaser, participant, assignee, or transferee of the Purchasers' or prospective purchaser's rights under any Securities that agrees in writing to be bound by this Section 11.9, (c) upon order of any court or administrative agency having jurisdiction over such party, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (e) which has been publicly disclosed through no breach of the Purchasers, (f) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party, (g) in connection with the exercise of any remedy hereunder, (h) to the certified public accountants for the Purchasers or as required in summary financial or descriptive business information disclosed by the Purchasers as part of their regular reports to investors or partners, or (i) as otherwise expressly contemplated by this Agreement. In order to permit the Company to remove or limit any order, request or demand or to obtain confidential treatment for any disclosure pursuant to (c) or (d) above, the Purchasers will use reasonable efforts to inform the Company of any such request for disclosure prior to disclosure. Nothing in this Section 11.9 shall be construed to create or give rise to any fiduciary duty on the part of the Purchasers to the Company.

     11.10. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM (I.E., A CLAIM BY ONE PARTY AGAINST ANOTHER PARTY WHICH IF NOT BROUGHT IN SUCH ACTION WOULD RESULT IN THE PARTY BRINGING SUCH CLAIM BEING FOREVER BARRED FROM BRINGING SUCH CLAIM), THE PARTY BRING SUCH CLAIM SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                          SECURITIES PURCHASE AGREEMENT
                             COMPANY SIGNATURE PAGE

     IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Agreement on behalf of the Company as of the date first above written.

                                           METRETEK TECHNOLOGIES, INC., a
                                           Delaware corporation


                                           By: /s/ A. Bradley Gabbard
                                              ----------------------------------
                                              Name:  A. Bradley Gabbard
                                              Title: Executive Vice President

                          SECURITIES PURCHASE AGREEMENT
                            PURCHASER SIGNATURE PAGE

                                             State Street Bank & Trust, solely
                                             in its capacity as Trustee for
                                             General Motors Employees Global
                                             Group Pension Trust as directed by
                                             DDJ Capital Management, LLC, and
                                             not in its individual capacity


                                             By: /s/ Michael Connors
                                                --------------------------------
                                                Name: Michael Connors
                                                Title: Assistant Vice President

                                            DDJ Canadian High Yield Fund
                                            By: DDJ Capital Management, LLC,
                                                its attorney-in-fact


                                            By: /s/ David J. Breazzano
                                               ---------------------------------
                                               Name: David J. Breazzano
                                               Title: Member

                                            B III-A Capital Partners, L.P.
                                            By: GP III-A, LLC, its General
                                                Partner
                                            By: DDJ Capital management, LLC,
                                                Manager


                                            By: /s/ David J. Breazzano
                                               ---------------------------------
                                               Name: David J. Breazzano
                                               Title: Member

                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT


        Reference is hereby made to the Securities Purchase Agreement dated December 9, 1999 (the "Purchase Agreement") by and between Metretek Technologies, Inc. (the "Company") and the undersigned Purchasers (capitalized terms not defined herein shall have the meanings given them in the Purchase Agreement).

        For good and valuable consideration, the parties agree as follows:

        The parties agree that notwithstanding anything to the contrary in the Purchase Agreement, the Company shall have the right to sell and issue up to 5,550 Units at the Second Closing. It shall remain a condition to the obligation of the Purchasers to purchase Units at the Second Closing that the Company shall have sold at the Second Closing at least 4,550 Units. In all other respects the Purchase Agreement shall remain in full force and effect without modification or waiver.

                                  [END OF TEXT]

        In witness whereof, the parties hereto have caused this Amendment No. 1 to be executed as of December 21, 1999.



Metretek Technologies, Inc., a
Delaware corporation

By:    /s/ A. Bradley Gabbard
     ----------------------------------------
      Name:  A. Bradley Gabbard
      Title: Executive Vice President


State Street Bank & Trust, solely in its
Capacity as Trustee for General Motors Employee
Global Group Pension Trust as directed by DDJ
Capital Management, LLC, and not in its
individual capacity

By:    /s/ Michael Connors
     ----------------------------------------
      Name:  Michael Connors
      Title: Assistant Vice President


DDJ Canadian High Yield Fund
By:   DDJ Capital Management, LLC
      its attorney-in-fact

By:    /s/ David J. Breazzano
     ----------------------------------------
      Name:  David J. Breazzano
      Title: Member


B III-A Capital Partners, L.P.
By:  GP III-A, LLC, its General Partner
By:  DDJ Capital Management, LLC, Manager

By:    /s/ David J. Breazzano
     ----------------------------------------
      Name:  David J. Breazzano
      Title: Member